UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2015

MAX SOUND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51886	26-3534190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902A Colorado Avenue Santa Monica, CA 90404

(Address of principal executive offices including zip code)

310-264-0230

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Unregistered Sales of Equity Securities.

On March 4, 2015 Max Sound Corporation (the “Company”) and controlling shareholder Hong Kong Opportunities LLC, a Florida limited liability company (“HKO”), entered into a Securities Exchange Agreement whereby HKO agreed to exchange one hundred and twenty million (120,000,000) shares of the Company’s common stock for 5,000,000 shares of the Company’s series A convertible preferred stock.

Each share of preferred stock has a stated value of [$0.96] and will accrue cumulative dividends at 8% of the stated value. The conversion price of the preferred stock is [$0.04] per share, subject to adjustments for stock splits, stock combinations and similar events.

The holders of the preferred stock will vote together with holders of common stock as a single class, and the number of votes for each share of preferred stock will be equal to the number of shares of common stock into which such share of preferred stock is convertible.

For more information regarding the above, please refer to the Securities Exchange Agreement and Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, which are attached as exhibits to this filing.

Item 1.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s board of directors authorized the creation of a new series of preferred stock designated Series A Convertible Preferred Stock. Accordingly, the Company has amended its articles of incorporation to include the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock.

This amendment sets forth the terms of the Series A Convertible Preferred Stock. These preferred shares have a stated per share value of [$0.96] and accrue dividends at a rate of 8% per annum, which are cumulative. The preferred shares may be converted into common stock, and the number of shares of common stock issuable upon conversion is equal to the aggregate stated value of the preferred shares being converted plus the accrued and unpaid dividends thereon divided by a conversion price of [$0.04]. provided that the conversion price is subject to adjustment for stock splits, stock combinations and similar events.

The effective date of this amendment was March 4, 2015.

ITEM 2.01. Exhibits.

1.     Securities Exchange Agreement

2.      Certificate of Designations, Preferences and Rights (Exhibit A)

3.        Registration Rights Agreement (Exhibit B)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015

MAX SOUND CORPORATION

By:

Name: Mr. John Blaisure

Title: Chief Executive Officer